UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 14, 2015

Commission File Number:  001-35300

UBIQUITI NETWORKS, INC.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0097377
(IRS Employer Identification No.)

2580 Orchard Parkway, San Jose, California 95131
(Address of principal executive offices)

408-942-0385
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2015, Steven R. Altman informed Ubiquiti Networks, Inc. (the "Company") of his intention not to stand for re-election to the Company's Board of Directors at the Company's next Annual Meeting of Stockholders, scheduled to be held on December 16, 2015 (the "Annual Meeting"), and his decision to resign as a member of the audit committee, compensation committee and nominating and governance committee at such time. Mr. Altman will remain on the Company's Board of Directors and remain a member of each of the foregoing committees until the Annual Meeting. Mr. Altman has informed the Company that there is no disagreement between Mr. Altman and the Company on any matter relating to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI NETWORKS, INC.

Date:   October 16, 2015
By:	/s/ Robert J. Pera

Name: Robert J. Pera
Title: Chief Executive Officer